Exhibit 99.1

    American Financial Realty Trust Announces Summary Occupancy and Leasing
                     Information for Third Quarter of 2004

    JENKINTOWN, Pa., Oct. 22 /PRNewswire-FirstCall/ -- American Financial Realty Trust (NYSE: AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, today released summary occupancy and leasing statistics for the third quarter of 2004, reflecting significant new leasing activity for the quarter. On a "same store" basis (including only properties owned as of June 30, 2004), portfolio occupancy increased by 1.7%, to 86.0% at September 30, 2004, compared with an occupancy rate of 84.3% at June 30, 2004. New leasing in the "same store" portfolio totaled 248,500 square feet.
    On a full portfolio basis (including properties acquired during the third quarter), portfolio occupancy increased to 85.0% and new leasing totaled 312,000 square feet. Annualized contractual rent increased 19% in the third quarter, to $292.4 million, reflecting the acquisition of properties, dispositions and net absorption activity.
    Notably, the new leasing activity for the third quarter included
60,000 square feet of space in the Wachovia portfolio acquired on September 22, 2004. This space, located in the Spring Ridge Campus in suburban Reading, Pennsylvania, was leased for 10 years to a major financial institution rated "A+" by Standard & Poor's. Additionally, prior to the close of the third quarter, the Company sold a 204,000 square foot vacant building from the Wachovia portfolio. In total, American Financial sold 268,500 square feet of vacant space in the third quarter, in addition to the 312,000 square feet of new leasing activity.
    This press release includes a table, setting forth summary occupancy and leasing statistics for the third quarter. Additional information regarding the Company's property portfolio will be released in the Company's Supplemental Report, which will be posted on the Company's website on October 28, 2004, concurrently with the release of third quarter earnings.

    About American Financial Realty Trust
    American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

    Forward-Looking Statements
    The forward-looking statements contained in this release are subject to various risks and uncertainties, including the uncertainties associated with the availability, timing and occurrence of transaction closings and changes in real estate and general market conditions. American Financial does not undertake a duty to update forward-looking statements. It may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

AMERICAN FINANCIAL REALTY TRUST
================================================================================
                                                               Portfolio Summary
                                                               -----------------

                                                                                                                        Average
                                                                                                                      Contractual
                                                                                                                        Rent per
                                          Number of          Rentable        Occupied                  Contractual      Occupied
                                         Properties           Sq. Ft.         Sq. Ft.     % Occupancy      Rent          Sq. Ft.
                                         ----------        ------------    ------------   -----------  ------------   ------------
------------------------------------------------------------------------------------------------------------------------------------
Current Portfolio                               722          26,189,172      22,260,523       85.0%    $292,438,802   $      13.14
                                           ========        ============    ============       ====     ============   ============
------------------------------------------------------------------------------------------------------------------------------------

Completed Transactions
  Beginning Inventory on July 1, 2004           580          18,324,294      15,456,533       84.3%    $245,600,668   $      15.89
    Acquisitions                                154           8,211,146       6,558,846                  42,053,986
    Dispositions                                (12)           (323,032)        (54,521)                   (643,122)
    New / Expanded Leases                                                       312,322                   7,001,224
    Lease Terminations / Expirations (1)                                        (98,286)                   (828,133)
    Difference in Contractual Rent from
      Previous Quarter from Leases
      Expiring within Next 12 Months                                                                     (1,146,413)
      from Scheduled Rent Bumps                                                                             400,592
    Remeasurements                                              (23,236)         85,629(2)
                                           --------        ------------    ------------       ----     ------------   ------------
Current Portfolio Inventory as of
  Sept. 30, 2004                                722          26,189,172      22,260,523       85.0%    $292,438,802   $      13.14
                                           --------        ------------    ------------       ----     ------------   ------------
------------------------------------------
"Same Store" Portfolio (owned as of
  June 30, 2004)
------------------------------------------
Completed Transactions
  Beginning Inventory on July 1, 2004           580          18,324,294      15,456,533       84.3%    $245,600,668   $      15.89
    Dispositions                                (11)           (119,414)        (54,521)                   (643,122)
    New / Expanded Leases                                                       248,522                   6,424,127
    Lease Terminations / Expirations (1)                                        (98,286)                   (828,133)
    Difference in Contractual Rent from
      Previous Quarter from Leases
      Expiring within Next 12 Months                                                                     (1,146,413)
      from Scheduled Rent Bumps                                                                             400,592
    Remeasurements                                              (23,236)         85,629(2)
                                           --------        ------------    ------------       ----     ------------   ------------
Inventory for "Same Store" Portfolio
  as of Sept. 30, 2004                          569          18,181,644      15,637,877       86.0%    $249,807,719   $      15.97
                                           --------        ------------    ------------       ----     ------------   ------------


(1) Leases in which the tenant has vacated the premises or leases which have reached the end of their current term.

(2) Remeasurement of existing tenant leases that were in place upon acquisition of properties from financial institutions.


SOURCE  American Financial Realty Trust
    -0-                             10/22/2004
    /CONTACT: Muriel S. Lange, Investor Relations of American Financial Realty Trust, +1-215-887-2280, or mlange@afrt.com /
    /First Call Analyst: /
    /FCMN Contact: kdroba@financialrelationsboard.com /
    /Web site:  http://www.afrt.com /
    (AFR)